UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CONVERA CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting of Stockholders to be Held
PROXY STATEMENT
Item 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OTHER MATTERS

CONVERA CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 24, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Convera Corporation, a Delaware corporation (“Convera” or the “Company”), will be held at Convera’s corporate headquarters, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, at 10:00 a.m. local time, on July 24, 2007 for the following purposes:

1. To elect twelve directors of the Company for terms expiring at the 2008 Annual Meeting.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on May 25, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/  Matthew G. Jones

Matthew G. Jones
Chief Financial Officer, Treasurer & Secretary

Dated: May 31, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD

CONVERA CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182

Annual Meeting of Stockholders to be Held
on July 24, 2007

PROXY STATEMENT

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Convera Corporation, a Delaware corporation (the “Company” or “Convera”), of proxies for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on July 24, 2007 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at Convera Corporation’s corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to stockholders on or about June 18, 2007.

The Board of Directors has fixed May 25, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. On that day, there were outstanding 53,097,496 shares of Convera Class A common stock and approximately 924 holders of record.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the enclosed form of proxy for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld).

Convera’s Annual Report for the fiscal year ended January 31, 2007 is enclosed with this Proxy Statement for each stockholder.

Item 1

ELECTION OF DIRECTORS

General

Twelve individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified. Stephen D. Greenberg, a member of the present Board of Directors, has decided to not stand for reelection as a director.

The persons named in the proxy, who have been designated by the Company’s management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.

Information Concerning Directors and Nominees

Information regarding each nominee for director is set forth in the following table.

Name	Age	Position

Ronald J. Whittier	71	Chairman
Patrick C. Condo	50	President, Chief Executive Officer and Director
Herbert A. Allen	67	Director
Herbert A. Allen III	39	Director
Eli S. Jacobs	69	Director
Donald R. Keough	80	Director
Ajay Menon	45	Director
Sydney Pollack	72	Director
Carl J. Rickertsen	47	Director
Jeffrey White	59	Director
John C. Botts	66	Director
Alexander F. Parker	42	Director

Ronald J. Whittier has been Chairman of the Company since the effective date of the business combination transaction (the “Combination”) of the former Excalibur Technologies Corporation (“Excalibur”) and Intel Corporation’s (“Intel”) Interactive Media Services division which created the Company on December 21, 2000 and was Chief Executive Officer from December 21, 2000 through April 5, 2001. Mr. Whittier is a founder and Chairman of TechFutures, a non-profit school, and has held that position since 1999. Mr. Whittier formerly held the position of Senior Vice President of Intel and General Manager of Intel’s Interactive Media Services division from 1999 until December 21, 2000. From 1995 to 1999, he was responsible for coordinating Intel’s various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

Patrick C. Condo has been President and a director of the Company since the effective date of the Combination on December 21, 2000 and was appointed to the additional position of Chief Executive Officer on April 5, 2001. Mr. Condo was formerly President and Chief Executive Officer of Excalibur since November 1995 and a director since January 1996, in each case through the effective date of the Combination. Mr. Condo was President of Excalibur from May 1995 to November 1995. He became Executive Vice President of Excalibur in January 1995 after serving as the Director of Business Development from November 1992.

Herbert A. Allen has been a director of the Company since the effective date of the Combination on December 21, 2000 and was a director of Excalibur since June 2000. He has been President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, a privately-held investment firm, for more than the past five years. He is a member of the Board of Directors of The Coca-Cola Company. He is the father of Herbert A. Allen III.

Herbert A. Allen III has been a director of the Company since January 2002. He has been President of Allen & Company LLC, an investment banking firm and broker-dealer affiliated with Allen & Company Incorporated, since September 2002. Prior to that, he was a Vice-President and later an Executive Vice President and a Managing Director of Allen & Company Incorporated since 1993. Prior to 1993, Mr. Allen was employed by T. Rowe Price, an investment management firm, and Botts & Company Limited, a funds management and investment company. He is the son of Herbert A. Allen.

Eli S. Jacobs has been a director of the Company since February 2002. He has been a private investor for more than the past five years.

Donald R. Keough has been a director of the Company since January 2002. He was Chairman of Excalibur from June 1996 until the Combination. Since 1993, Mr. Keough has been Chairman of DMK International, an investment company, and of Allen & Company Incorporated. Mr. Keough has also been Chairman of Allen & Company LLC since September 2002. Mr. Keough also serves on the Board of Directors of Berkshire Hathaway Inc., The Coca-Cola Company and InterActiveCorp.

Ajay Menon has been a director of the Company since December 2005. Mr. Menon has served as the Dean of the College of Business at Colorado State University since July 2002. Mr. Menon, who has taught at the College of Business at Colorado State University since 1991, served as the Associate Dean of Academic and Executive Program for the three years preceding his appoint as Dean. Mr. Menon received his bachelor’s in chemistry from the University of Bombay in India in 1982, his master’s in business administration from the University of Texas in 1986 and his doctorate in marketing from the University of North Texas-Denton in 1991.

Sydney Pollack has been a director of the Company since December 2005. Mr. Pollack is a film director, producer, and actor whose work over the past 30 years has earned 46 Academy Award nominations. He is the Chief Executive Officer of Mirage Enterprises, a producer of films. He serves on the boards of KCET, public broadcasting of Los Angeles, and the Motion Picture Television Fund. He is a founding member of the Sundance Institute and the Chairman Emeritus of the American Cinematheque.

Carl J. Rickertsen has been a director of the Company since April 2003. Since January 2004, Mr. Rickertsen has been a Managing Partner at Pine Creek Partners, an investment firm. From 1994 to 2003, Mr. Rickertsen was Chief Operating Officer of Thayer Capital, an investment firm. He also serves on the Board of Directors of MicroStrategy Incorporated, a software company, and United Agri-Products.

Jeffrey White has been a director of the Company since May 2003. Since February 2003, Mr. White has been President of Fare Play, Inc., a consulting company to major league baseball teams. He was self-employed as a consultant from April 2002 until February 2003. From 1991 through 2002, Mr. White served as Senior Vice President and Chief Financial Officer for Major League Baseball, Office of the Commissioner.

John C. Botts has been a director of the Company since June 2006. Since 1987, Mr. Botts has been Chairman of Botts & Company Limited, a London based private equity investment company. Mr. Botts is also a director of United Business Media PLC, Euromoney Institutional Investor PLC, Tisbury Europe Master Fund Ltd. and SpinVox Ltd.

Alexander F. Parker has been a director of the Company since June 2006. Since 2004, Mr. Parker has been an independent consultant. From 2001 to 2004, Mr. Parker was Chief Executive Officer of Global Education Network (“GEN”), a developer of online multimedia courses, and was Vice President of GEN from 2000 to 2001. Prior to his GEN experience, Mr. Parker was employed at McKinsey & Company, developing training and educational software. From 1995 to 1998, Mr. Parker worked at Harvard University, developing multimedia CD-ROMs, web sites, and other electronic interventions for students, as well as lecturing on various technology subjects.

Information regarding the director not standing for reelection is set forth in the following table.

Name	Age	Position

Stephen D. Greenberg	58	Director

Stephen D. Greenberg has been a director of the Company since August 2001. He has been a Managing Director of Allen & Company LLC since September 2002 and a Managing Director of Allen & Company Incorporated from January 2002 through August 2002. Prior to that, he served as Chairman of Fusient Media Ventures, Inc., a company focused on investing in and building branded media and sports properties, since 2000. Mr. Greenberg was a private investor from 1998 to 1999. From 1994 to 1998, Mr. Greenberg was President of Classic Sports Network, a cable sports network. He is a member of the Board of Directors of The Topps Company, Inc., a sports cards and confectionery products company.

Information Concerning the Board of Directors and Its Committees

The Board of Directors held nine meetings during the fiscal year ended January 31, 2007. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate committees held during fiscal year 2007 since his election.

As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 4200 of the Nasdaq listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth below, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors within the meaning of the applicable Nasdaq rules: Eli S. Jacobs, Ajay Menon, Sydney Pollack, Carl J. Rickertsen, Jeffrey White, John Botts and Alexander Parker.

The Board of Directors has standing Audit, Compensation, Nominating, Corporate Governance and Executive Committees. For additional information on the Company’s corporate governance, including the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating Committee and the Code of Business Conduct and Ethics, please visit the Corporate Governance area of the Company’s website at www.convera.com.

The Audit Committee currently consists of Mr. Ajay Menon, Mr. Carl J. Rickertsen and Mr. Jeffrey White (Chairman). The Board has determined that all members of the audit committee are independent directors under Nasdaq rules and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. White qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (“SEC”). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee is governed by a written charter, a copy of which is attached hereto as Exhibit A and is also available on the Company’s website at www.convera.com. The Audit Committee met seven times during the fiscal year ended January 31, 2007.

The Compensation Committee is currently composed of four directors, Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White. The Board has determined that all members of the Compensation Committee are independent directors under Nasdaq rules. The Compensation Committee administers management compensation and makes recommendations in that regard to the Board of Directors and administers the Company’s stock option plans. The Compensation Committee is governed by a written charter, a copy of which is available on the Company’s website at www.convera.com. The Compensation Committee met seven times in fiscal year 2007.

The Nominating Committee is currently composed of three directors, Mr. Sydney Pollack, Mr. Alexander F. Parker and Mr. Carl J. Rickertsen (Chairman). The members of the Nominating Committee are deemed independent under Nasdaq rules. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors. The Nominating Committee is governed by a written charter, a copy of which is available on the Company’s website at www.convera.com. The Nominating Committee met one time in fiscal year 2007.

In May 2006, the Company’s Board of Directors also formed a Corporate Governance Committee, which is currently composed of four directors, Mr. Herbert A. Allen III, Mr. Stephen D. Greenberg, Mr. Donald R. Keough (Chairman) and Mr. Ronald J. Whittier. The purpose of the Corporate Governance Committee is to review and assess the Company’s Code of Ethics and Conduct and recommend changes, if so warranted, develop and recommend to the Board additional corporate governance principles applicable to the Company and provide oversight with respect to corporate governance and ethical conduct. Mr. Greenberg will no longer serve on the Corporate Governance Committee when his term as a director expires at the Annual Meeting. The Corporate Governance Committee met one time in fiscal year 2007.

The Executive Committee is currently composed of four directors, Mr. Herbert A. Allen (Chairman), Mr. Patrick C. Condo. Mr. Eli Jacobs and Mr. Ronald J. Whittier. The Executive Committee has the authority to consider matters arising between Board meetings and to make recommendations to the full Board, but does not have the authority to act in lieu of the full Board. The Executive Committee does not operate pursuant to a written charter.

Director Compensation

Each non-employee director is paid or entitled to $4,000 for attending each meeting of the Board of Directors at which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. In addition, all directors are eligible for reimbursement of their expenses in attending meetings of the Board of Directors. Members of the Audit Committee are also paid or entitled to $4,000 for attending each Audit Committee meeting for which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. Further, each non-employee director is granted options to purchase 25,000 shares of Convera common stock upon becoming a director. Such options vest in six semi-annual installments over three years and have a term of ten years.

During the fiscal year ended January 31, 2007, and for the prior two fiscal years, the Company paid Mr. Ronald J. Whittier, Chairman of the Board of Directors, a salary of $100,000 and provided Mr. Whittier with customary employee benefits for his services to the Company.

Employee directors receive no additional compensation for serving on the Board of Directors.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended January 31, 2007, other than a director who also served as a named executive officer.

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Ronald J. Whittier	100,000	27,425	4,000	(2)	131,425
Herbert A. Allen	20,000	—	—		20,000
Herbert A. Allen III	20,000	—	—		20,000
Stephen D. Greenberg	20,000	—	—		20,000
Eli S. Jacobs	32,000	36,723	—		68,723
Donald R. Keough	20,000	—	—		20,000
Ajay Menon	36,000	15,269	—		51,269
Sydney Pollack	20,000	15,269	—		35,269
Carl J. Rickertsen	40,000	40,520	—		80,520
Jeffrey White	40,000	57,973	—		97,973
John C. Botts	20,000	15,269	—		35,269
Alexander F. Parker	20,000	15,269	—		35,269

(1)	Represents the amount of stock-based compensation expense recognized by the Company for the year ended December January 31, 2007 under FAS 123(R) on options granted during the fiscal year and in prior years to directors. The Company’s stock-based compensation expense under FAS 123(R) includes estimates of expected forfeitures, which have not been included in the amounts reported in this table. For more information, including a discussion of valuation assumptions, see Note 2 “Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC on May 1, 2007. Additional details on the grant date fair value of stock options granted to directors during fiscal 2007 are as follows:

		Grant Date
		Fair Value
	Options	($)

Ajay Menon	25,000	$89,500
Sydney Pollack	25,000	$89,500
John C. Botts	25,000	$89,500
Alexander F. Parker	25,000	$89,500

(2)	This amount consists of Company matching contributions to the Company’s 401k plan.

Controlled Company Exemption Election

Prior to the completion on July 1, 2005 of a private placement of the Company’s common stock, the Company had determined that due to the beneficial ownership by Allen Holding Inc., Herbert A. Allen and certain affiliates and related persons of greater than 50% of the outstanding Company’s common stock, the Company was a “controlled company” as defined in the Nasdaq listing rules. As such, the Company had elected to be exempted from the Nasdaq requirements that the Board of Directors have a majority of independent directors and that the Company have nominating and compensation committees composed entirely of independent directors. Following the completion of such private placement, the beneficial ownership of Allen Holding Inc., Herbert A. Allen and certain affiliates and related persons was reduced to less than 50% of the Company’s outstanding common stock. Pursuant to the phase-in rules of the Nasdaq National Market, the Company was required to be in full compliance with Nasdaq’s requirements for independent nomination and compensation committees and a majority of independent board members by July 1, 2006, one year from the date it ceased to be a controlled company. The Company took action within the prescribed periods to appoint independent directors to its Compensation and Nominating Committees and also appointed two additional independent directors to the Board prior to July 1, 2006 in order to have a majority of independent Board members.

Communication with Directors

Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling (877) 888-0002 or by mail c/o Corporate Secretary, Convera Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22181. Communications are initially routed to the Chairman of the Audit Committee and outside counsel and, thereafter, are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

The Company has a policy of encouraging directors to attend the annual stockholder meetings but such attendance is not required. Two of the Company’s directors attended the 2006 Annual Meeting.

Director Nomination

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the Nasdaq rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals To Be Presented at Next Annual Meeting” below.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2007 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current Directors standing for re-election.

Code of Business Conduct and Ethics

The Company has adopted a written code of conduct and ethics (the “Code”) which is applicable to all of the Company’s officers, directors and employees, including the Company’s Chief Executive Officer and Chief Financial Officer (collectively, the “Senior Officers”). In accordance with the rules and regulations of the SEC and the rules of Nasdaq, a copy of the Code has been posted on the Company’s website at http://www.convera.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White. None of the Compensation Committee members is an officer or employee of the Company or its subsidiaries, and none has ever been an officer of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Certain Relationships and Related Transactions

Since February 1, 2006, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest other than agreements which are described under the caption “Executive Compensation” and the transactions described below.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products.

On February 28, 2006, the Company completed a private placement of 5,103,333 newly-issued shares of common stock to several accredited investors, including 300,000 shares acquired by certain investors advised by Ashford Capital Management, Inc., a beneficial holder of more than 5% of the Company’s common stock. The shares were sold at a price of $7.50 per share. The private placement resulted in gross proceeds of $38.275 million. Allen & Company LLC, an investment banking firm affiliated with certain of the Company’s directors, acted as placement agent for the private placement and received a 4% placement agent commission on the gross proceeds received by the Company. Mr. Herbert A. Allen III is President of Allen & Company LLC, Mr. Stephen D. Greenberg is a Managing Director of Allen & Company LLC and Mr. Donald R. Keough is Chairman of Allen & Company LLC. Mr. Herbert A. Allen is President, Chief Executive Officer, and a director of Allen & Company Incorporated, which is affiliated with Allen & Company LLC.

On March 31, 2007, the Company agreed to sell the assets of its RetrievalWare business and provide a royalty-free license for certain intellectual property for $23.0 million in cash to Fast Search & Transfer (“FAST”). Under this agreement, FAST will assume certain obligations of the business and will retain the professionals serving its enterprise search customers. The Company anticipates that the closing of this transaction will occur in the second quarter of fiscal 2008. Allen & Company LLC, an investment banking firm affiliated with certain of the Company’s directors, acted as a financial advisor to the Company with respect to the transaction and will receive 1.5% of the consideration received by the Company, upon closing of the transaction. Mr. Herbert A. Allen III is President of Allen & Company LLC, Mr. Stephen D. Greenberg is a Managing Director of Allen & Company LLC and Mr. Donald R. Keough is Chairman of Allen & Company LLC. Mr. Herbert A. Allen is President, Chief Executive Officer, and a director of Allen & Company Incorporated, which is affiliated with Allen & Company LLC.

The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The members of the Compensation Committee of the Board of Directors currently consist of Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White. All Compensation Committee members have been and currently are independent nonemployee directors as defined under Rule 16b-3 of the Securities Exchange Act of 1934 and satisfy the director independence requirements of the Nasdaq rules and the definition of “outside director” under Section 162(m) of the Internal Revenue Code. No special expertise in compensation matters is required for appointment to the Compensation Committee.

The Compensation Committee is responsible for all components of the Company’s executive compensation program and for administering all stock option plans under which stock option grants may be made to executive officers. On an annual basis, the Compensation Committee evaluates the performance and compensation of the Company’s Chief Executive Officer. The Compensation Committee is also authorized to review and recommend the compensation of directors for approval by the full Board. The Compensation Committee took no action to modify director compensation in fiscal 2007.

The Compensation Committee’s charter can be found on the Company’s website at www.convera.com by first clicking on “Company” and then “Corporate Governance.” The charter can be modified by a decision of the Compensation Committee, subject to approval by the Board. The Compensation Committee has the authority on its own behalf to retain outside counsel and consultants as the Committee deems necessary it its sole discretion to advise the Committee on matters within the charter of the Committee and has the sole authority to approve such consultant’s fees and other terms of engagement. The charter gives the Compensation Committee the authority to make decisions on behalf of the Board with respect to matters within its jurisdiction and any other duties assigned to it by the Board. Under its charter, the Compensation Committee also has the authority to delegate to a subcommittee of its members any of its functions, duties and authority but has not done so.

The Compensation Committee meets quarterly in conjunction with regularly scheduled Board meetings, and also holds meetings via conference call when deemed necessary by the Committee or its chairperson. The agendas are determined through a collaborative process involving the Compensation Committee chairperson, the Chairman of the Board of Directors and the Company’s Chief Executive Officer, who sometimes are invited to attend meetings. These officers, if attending or participating in the meeting, are typically excused from the meeting when the Committee discusses their individual compensation or performance and during other executive sessions of the Committee. The Company’s outside counsel also attends the Compensation Committee’s meetings.

Compensation Consultant/Role of Executives

Although the Compensation Committee intends to retain outside consultants in the future, it did not retain an outside consultant in fiscal year 2007.

Compensation Philosophy

The foundation of the executive compensation program is based on principles designed to align compensation with the Company’s business strategy, values and management initiatives. The program is implemented through three key elements:

•	attract and retain key executives who are critical to the long-term success of the Company;

•	integrate compensation programs which link compensation with the Company’s annual strategic planning and measurement processes to support a performance-oriented environment; and

•	tie meaningful compensation opportunities to the creation of additional shareholder value.

The Compensation Committee aims to achieve the first element by paying executive personnel a market base salary. Offering market base salary is designed to provide executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The Compensation Committee attempts to achieve the second element through the adoption of an annual variable incentive plan, which ties annual bonus payments to specified annual performance objectives. The Committee endeavors to accomplish the third element by providing executive personnel with meaningful equity compensation awards in order to align executives’ incentives with stockholder value creation.

Components of Executive Compensation

In order to further these objectives, for fiscal year 2007, executive officer compensation included three components: (1) base salary, (2) an incentive bonus and (3) a long-term incentive award for the Company’s three executive officers. The compensation policy of Convera is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Convera, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Convera can continue to attract, retain and motivate key executives who are critical to the long-term success of Convera. The Compensation Committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the Compensation Committee members rely on their own experience and knowledge of Convera and its industry, as well as that of management and other board members, in evaluating such factors.

Base Salary.  The Compensation Committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual’s and the Company’s performance. The Compensation Committee presents the salary recommendations for the Company’s executive officers to the Board of Directors for approval. In accordance with Nasdaq requirements, the independent directors must approve such compensation. These salary recommendations are based on the executive’s contribution to the Company, experience and expertise.

Incentive Bonus.  The incentive bonus program provides for cash awards based upon achievement of certain strategic and business goals established during the year, the individual’s level of responsibility and the individual’s personal performance. In October 2006, the Compensation Committee implemented an annual bonus plan for its then current executive officers, Patrick Condo, the Company’s President and Chief Executive Officer, Kurt Gastrock, the Company’s former Chief Operating Officer, and Matt Jones, the Company’s Chief Financial Officer, based upon the Company’s attainment of the following strategic targets: (1) revenue, (2) expense control (actual versus budget), and (3) certain strategic objectives. The relative weight of such targets was as follows: for Mr. Condo, 40%, 10% and 50%, respectively, for Mr. Gastrock, 40%, 15% and 45%, respectively, and for Mr. Jones, 20%, 20% and 60%, respectively. The strategic targets for each of the above named executive officers were segmented and weighted as well. For Mr. Condo, the focus was on business development and the 50% weighting was broken down 20% for Excalibur revenues versus plan, 15% for signing new accounts in strategic areas and 15% for employee retention. For Mr. Gastrock, the focus was on operational performance and the 45% weighting was broken down 15% for launching a targeted number of beta sites exhibiting superior performance metrics, 15% for signing new accounts in strategic areas and 15% for employee retention. For Mr. Jones, the focus was on Sarbanes-Oxley compliance and internal audit controls and the 60% weighting was broken down 30% for an unqualified 404 opinion by the Company’s outside accounting firm and 30% for a internal controls report that did not contain any material weaknesses or significant deficiencies.

Because the plan was not adopted until mid-fiscal 2007, the executives were granted their full quarterly bonus potential for the first quarter. For fiscal 2007, the Chief Operating Officer earned 50% of his maximum bonus and the Chief Financial Officer earned 9% of his maximum bonus Although the Company had been historically calculating and paying quarterly bonuses, with the approval of the annual bonus plan, the Company will calculate and pay bonuses on an annual basis.

Long-Term Incentive Award.  For fiscal year 2007, long-term compensation for the Company’s then-Chief Operating Officer and Chief Financial Officer consisted of stock option grants to purchase 500,000 and 300,000 shares, respectively. The size of the grants was based on the Compensation Committee’s evaluation of the Company, competitive considerations and individual performance and responsibility factors. The Chief Executive Officer did not receive any stock option grant in fiscal year 2007.

CEO Compensation

Mr. Condo’s annual base salary for the fiscal year ended January 31, 2007 was $480,000. Mr. Condo’s salary was determined following discussions between Mr. Condo and the Compensation Committee. As with each executive officer, Mr. Condo’s entire bonus potential for fiscal 2007 was based on the achievement of various strategic and corporate goals as described above. Mr. Condo was paid a bonus of $83,350, which represented approximately 42% of Mr. Condo’s maximum annual bonus target for fiscal 2007 established by the Compensation Committee.

Post-Termination Protection

The Company has provided for severance payments to executive officers from time to time through individual employment agreements with such officers. The Compensation Committee believes these severance benefits are important to protect the Company’s officers from being involuntary terminated prior to or after a change in control and that the amounts provided for in such agreements are reasonable in nature. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the officers’ own employment. Information regarding these arrangements is provided in the section “Employment Agreements and Other Arrangements.”

Tax and Accounting Considerations

Deductibility of Executive Compensation

In making compensation decisions affecting the executive officers, the Compensation Committee considers the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for annual compensation in excess of $1 million paid to our named executive officers. Certain compensation that qualifies under applicable tax regulations as “performance-based” compensation is specifically exempted from this deduction rule. The Compensation Committee cannot assure that it will be able to fully deduct all amounts of compensation paid to persons who are named executive officers in the future. Further, because the Compensation Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The cash compensation that the Company paid to each of its named executive officers during fiscal year 2007 was below $1,000,000. The Company believes that stock options granted to named executive officers under the Company’s stock option plans would qualify as “performance-based compensation” and therefore are Section 162(m) qualified.

Accounting for Stock-Based Compensation

On February 1, 2007, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, to account for all stock grants under all of its stock plans.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the members of the Compensation Committee:

Ajay Menon (Chairman)
Eli Jacobs
John Botts
Jeffrey White.

Executive Officers of the Registrant

The Board of Directors appoints the executive officers of the Company to serve until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Convera executive officers, Messrs. Condo and Jones. There are no family relationships between any of the executive officers of the Company.

Name	Age	Position

Patrick C. Condo	50	President and Chief Executive Officer
Matthew G. Jones	46	Chief Financial Officer, Treasurer & Secretary

See the discussion included in the preceding section for the business experience of Mr. Condo.

Matthew G. Jones has been the Company’s Chief Financial Officer, Treasurer and Secretary since July 2006. Mr. Jones served as the Company’s Vice President of Finance from April 2006 until July 2006. Prior to joining the Company in April 2006, Mr. Jones was CFO of Space Adventures since July 2001 and held a number of senior financial management positions with various publicly-traded and private companies from 1992 through 2001. Mr. Jones is a certified public accountant with seven years of public accounting experience at Price Waterhouse.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” “principal financial officer,” or former executive officer whose total compensation in fiscal year 2007 exceeded $100,000 and was serving as an executive officer as of January 31, 2007 and one former executive officer whose total compensation in fiscal year 2007 exceeded $100,000 but was not serving as an executive officer as of January 31, 2007 (collectively, our “Named Executive Officers”).

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Compensation ($)	Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(f)(1)	(g)	(i)		(j)

Patrick C. Condo	2007	480,000	—	612,151	83,350	7,500	(2)	1,183,001
President & CEO
Matthew G. Jones	2007	144,993	—	57,073	8,600	4,871	(2)	215,537
Chief Financial Officer
Kurt Gastrock	2007	300,000	—	1,017,529	87,500	—		1,405,029
Former Chief Operating Officer
John Polchin	2007	125,000	—	321,736	112,500	253,167	(3)	812,403
Former Chief Financial Officer

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R. See Stock-based Compensation in Note 2 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on May 1, 2007 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(2)	This amount consists of matching contributions to the Company’s 401k plan.

(3)	This amount consists of $250,000 of severance paid in connection with Mr. Polchin’s separation from the Company and $3,167 in matching contributions to the Company’s 401k plan.

Grants of Plan-Based Awards

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2007.

								All Other
								Option Awards:
								Number of
								Securities	Exercise or	Grant Date
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Underlying	Base Price	Fair Value
	Grant	Threshold		Target		Maximum		Options	of Option	of Stock and
Name	Date	($)(1)		($)		($)		(#)	Awards ($/Sh)	Option Awards

Patrick C. Condo		5,000		200,000		200,000
Matthew G. Jones		5,000		50,000	(2)	50,000	(2)
	7/18/06							50,000	5.51	176,530
	7/24/06							25,000	5.58	89,387
	12/6/06							225,000	4.435	603,225
Kurt Gastrock		6,250		175,000		175,000
	10/5/06							500,000	4.685	1,419,350
John Polchin		N/A	(3)	150,000		150,000
	7/28/06							37,500	3.00	117,292
	7/28/06							25,000	4.71	37,545

(1)	Represents the minimum amounts payable for achievement under the plan.

(2)	Full targets $100,000, Mr. Jones only became eligible for bonuses under the Plan in the third quarter of Fiscal 2007 in conjunction with his promotion.

(3)	Plan was enacted after Mr. Polchin’s separation from the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option previously awarded to our Named Executive Officers as of January 31, 2007.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market
	Securities	Securities				Shares or		Value of
	Underlying	Underlying				Units of		Shares or
	Unexercised	Unexercised		Option	Option	Stock That		Units of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have Not		That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested(#)		Vested ($)

Patrick C. Condo	100,000	—		4.38	4/27/2010	150,000		538,500
	100,000	—		7.63	8/14/2007
	175,000	—		4.38	12/17/2009
	429,700	—		4.38	6/8/2011
	375,000	375,000		4.71	11/30/2014
	(1)
Matthew G. Jones	6,250	43,750		5.51	7/18/2016	—		—
	3,124	21,876		5.58	7/24/2016
	—	225,000		4.435	12/6/2016
	(2)
Kurt Gastrock	125,000	375,000		12.76	5/1/2007	40,000	(4)	143,600
	—	500,000	(3)	4.685	1/31/2008

John Polchin	—	—		—	—	—		—

(1)	Stock options vest semi-annually in eight equal increments and stock awards vest in four annual increments of 150,000 shares on the anniversary of the award.

(2)	Stock options vest semi-annually in eight equal increments.

(3)	Pursuant to the terms of Mr. Gastrock’s separation agreement, 62,500 of such option shares vested on 4/5/07 and 62,500 of such option shares vest on 10/5/07.

(4)	Stock award vested on 2/1/07 pursuant to Mr. Gastrock’s separation agreement.

Option Exercises and Stock Vested

The following table sets forth the information with respect to the Named Executive Officers concerning option exercises and stock vested on an aggregated basis for the fiscal year ended January 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Patrick C. Condo	70,300	362,284	101,325	1,125,000
Matthew G. Jones	—	—	—	—
Kurt Gastrock	—	—	—	—
John Polchin	187,500	583,414	—	—

Potential Payments Upon Termination or Change in Control

See “Employment Agreements and Other Arrangements” below for a discussion of the potential payments due to each of our Named Executive Officers upon a termination or change in control.

Equity Compensation Plan Information

The following table sets forth, as of January 31, 2007, information with respect to the Company’s equity compensation plans:

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights	and Rights (1)	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Convera Stock Option Plan	10,112,546	$5.23	1,919,244
Convera Employee Stock Purchase Plan	—	—	656,555
Equity compensation plans not approved by security holders:	None	N/A	N/A

(1)	For purposes of calculating the weighted-average exercise price, deferred shares have been excluded because there is no exercise price.

Employment Agreements and Other Arrangements

On November 14, 2005, the Board of Directors of the Company approved a new employment agreement for the Company’s President and Chief Executive Officer, Patrick C. Condo. Mr. Condo’s employment agreement provides for an at-will employment arrangement, under which his annual base salary is $480,000 and he is eligible for a bonus of up to $200,000 per fiscal year based upon performance targets to be established by the Company’s Board of Directors. In addition, Mr. Condo’s employment agreement includes the following severance arrangements:

(a) If Mr. Condo’s employment is terminated without cause or he resigns for good reason (as such terms were defined by the Board), Mr. Condo will be entitled to 18 months of salary continuance, 1.5 times his target bonus for the year of termination, 18 months’ accelerated vesting of all options held by Mr. Condo and 18 months’ medical benefits coverage (either by reimbursement, continued coverage or replacement coverage) (collectively, the “Severance Benefits”). In addition, the 600,000 restricted stock award made to Mr. Condo pursuant to an agreement dated May 20, 2003, as amended on May 18, 2004 (the “Restricted Stock Award”), which otherwise vest on each consecutive one-year anniversary of the date of grant, will vest in full upon termination without cause and will be subject to 18 months’ additional vesting in the event he resigns for good reason. In order for Mr. Condo to receive the above benefits, he will be required to release the Company from all claims and agree to an 18-month non-compete and non-solicitation agreement.

(b) If Mr. Condo is terminated without cause or resigns for good reason within 18 months following a change of control of the Company, he will receive the same Severance Benefits described above. In addition, upon a change of control of the Company, the unvested portion of the Restricted Stock Award will vest in full.

In connection with Mr. Gastrock’s appointment, the Company entered into an at-will employment agreement with Mr. Gastrock, whereby Mr. Gastrock agreed to act as the Company’s Executive Vice President and Chief Operating Officer. Under his agreement Mr. Gastrock’s base salary was $300,000 and he was eligible for a bonus of up to $175,000 per fiscal year to be paid quarterly, depending upon the Company’s actual performance compared to the Company’s operating plan. Under his agreement, Mr. Gastrock was guaranteed the quarterly bonus of $43,750 for the fourth quarter of fiscal 2006. Upon joining the Company, Mr. Gastrock was granted options to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2000 Stock Option Plan. Mr. Gastrock’s options vested 12.5% every six months. In addition, Mr. Gastrock was granted 200,000 deferred shares under the Company’s 2000 Stock Option Plan (the “Deferred Shares”). The Deferred Shares vested on the earlier to occur of (a) five years from the beginning of Mr. Gastrock’s employment provided he remains continuously employed with the Company through such date and (b) the occurrence of a change in control of the Company while he is employed by the Company followed (i) by continuous employment by Mr. Gastrock at the Company or its successor for a period of 12 months or (ii) within 12 months by a termination of employment without cause or a substantial diminution of his duties and/or responsibilities compared to his duties and responsibilities immediately prior to the change of control. If Mr. Gastrock’s employment was terminated by the Company (other than for reasons set forth in the agreement), (a) the Company would pay Mr. Gastrock an amount equal to one year of his then-current base salary and bonus paid out over the Company’s regular payroll schedule following the effective date of such termination, as well as one year of medical benefits coverage, (b) 20% of the Deferred Shares would vest for each full year of continuous employment with the Company, and 5% for any full quarter of continuous employment after the first full year of employment, if employment was less than a full year thereafter and (c) Mr. Gastrock’s stock options would continue to vest according to their regular vesting schedule during the duration of the severance period.

On February 1, 2007, the Company accepted Mr. Gastrock’s resignation from the Company. In connection with such resignation, the Company and Mr. Gastrock entered into a separation agreement, waiver and release. The agreement acknowledged that (a) Mr. Gastrock’s termination constituted a termination without cause pursuant to his employment agreement and (b) the severance payments described in detail above would be paid to Mr. Gastrock.

In April 2004, the Company entered into an at-will employment agreement with John R. Polchin, whereby Mr. Polchin agreed to act as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under his agreement, Mr. Polchin’s base salary was $250,000 and he was eligible for a bonus of up to $150,000 per fiscal year, depending upon the Company’s actual performance compared to the Company’s operating plan. Upon joining the Company, Mr. Polchin was paid a sign-on bonus of $30,000 and was granted options to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2000 Stock Option Plan. Mr. Polchin’s options vested 12.5% every six months and such vesting accelerated upon a change of control event affecting the Company. Under his employment agreement, if Mr. Polchin’s employment was terminated by the Company (other than for reasons set forth in the agreement) or by Mr. Polchin (in circumstances where he is entitled to do so under the agreement), the Company would pay Mr. Polchin any unpaid base salary, unreimbursed business expenses and accrued vacation through the termination date, as well as a lump sum amount equal to any bonus earned but not paid and one year of his then-current base salary.

On July 28, 2006, the Company accepted Mr. Polchin’s resignation from the Company. In connection with such resignation, the Company and Mr. Polchin entered into a separation agreement, waiver and release dated July 28, 2006. The agreement acknowledged that (a) Mr. Polchin’s termination constituted a termination without cause pursuant to his employment agreement and (b) the severance payments described in detail above would be paid to Mr. Polchin.

On December 6, 2006, the Company entered into an at-will employment agreement with Matthew G. Jones, whereby Mr. Jones agreed to act as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under his agreement, Mr. Jones’s base salary is $250,000 and he is eligible for a bonus of up to $100,000 per fiscal year, depending upon the Company’s actual performance compared to the Company’s operating plan. The agreement provided Mr. Jones a grant of options to purchase 225,000 shares of the Company’s common stock pursuant to the Company’s 2000 Stock Option Plan. Mr. Jones’s options vest 12.5% every six months and such vesting accelerates upon a change of control event affecting the Company. Under his employment agreement, if Mr. Jones’s employment is terminated by the Company (other than for reasons set forth in the agreement) or by Mr. Jones (in circumstances where he is entitled to do so under the agreement), the Company shall pay Mr. Jones any unpaid base salary, unreimbursed business expenses and accrued vacation through the termination date, as well as a lump sum amount equal to any bonus earned but not paid and up to one year of his then-current base salary, with such payment vesting one month for each month that Mr. Jones served as Chief Financial Officer, up to the referenced one year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 30, 2007, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 30, 2007.

	Amount and Nature		Percent
Name and Address	of Beneficial		of Class
of Beneficial Owner	Ownership(1)		Owned

Allen Holding Inc.	11,728,587	(2)	22.2%
LMM LLC	5,555,556	(3)	10.5%
Ashford Capital Management, Inc.	5,289,598	(4)	10.0%
Susan K. Allen	3,170,369	(5)	6.0%
Ronald J. Whittier	1,355,604	(6)	2.5%
Herbert A. Allen	17,276,457	(7)	32.7%
Herbert A. Allen III	605,787	(8)	1.1%
Stephen D. Greenberg	85,000	(9)	*
Eli S. Jacobs	29,667	(10)	*
Donald R. Keough	684,166	(11)	1.3%
Ajay Menon	4,167	(12)	*
Sydney Pollack	61,167	(13)	*
Carl J. Rickertsen	80,833	(14)	*
Jeffrey White	80,833	(15)	*
John C. Botts	4,167	(16)	*
Alexander F. Parker	4,167	(17)	*
Patrick C. Condo	1,634,678	(18)	3.1%
Matthew G. Jones	37,498	(19)	*
Kurt Gastrock	187,500	(20)	*
John R. Polchin	62,499		*
All directors and executive officers as a group (16 persons)	22,194,190	(21)	39.8%

*	Represents less than one percent of the outstanding common stock.

(1)	To the Company’s knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2)	Includes shares owned by Allen & Company Incorporated (“ACI”), a wholly-owned subsidiary of Allen Holding Inc. (“AHI”). Does not include any shares held directly by Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with AHI and ACI may be considered a “group,” as such term is defined by Section 13(d) of the Securities Exchange Act of 1934 (“Section 13(d)”), and as disclosed in the Amendment No. 4 on Schedule 13D filed by such parties with the SEC on July 14, 2005. The address for AHI is 711 Fifth Avenue, NY, NY 10022.

(3)	As reported in an Amendment No. 3 to Schedule 13G filed with the SEC by LMM, LLC and Legg Mason Opportunity Trust on February 15, 2007. The address for this holder is 100 Light Street, Baltimore, MD 21202.

(4)	As reported in an Amendment No. 2 to Schedule 13G filed with the SEC by Ashford Capital Management, Inc. on April 9, 2007. The address for this holder is P.O. Box 4172, Wilmington, DE 19807.

(5)	Does not include shares owned by AHI, ACI, Herbert A. Allen, Herbert A. Allen III, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Ms. Allen may be considered a “group,” as such term is defined by Section 13(d). The address for Ms. Allen is 711 Fifth Avenue, NY, NY 10022.

(6)	Includes outstanding options to purchase 920,833 shares, which were exercisable on or within 60 days of April 30, 2007.

(7)	Includes the shares held directly by AHI, ACI and Allen SBH Investments LLC (“SBH”). Mr. Allen, a stockholder and the President and Chief Executive Officer of AHI, the President and Chief Executive Officer of ACI and a stockholder and the Managing Member, President and Chief Executive Officer of SBH, may be deemed a beneficial owner of the shares held by AHI, ACI and SBH. Mr. Allen disclaims beneficial ownership of the securities reported to be held by AHI, ACI and SBH, except to the extent of his pecuniary interest therein. Also includes 25,000 shares underlying outstanding stock options exercisable within 60 days held by Mr. Allen. Does not include shares owned by Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Allen, AHI, ACI and SBH may be considered a “group,” as such term is defined by Section 13(d).

(8)	Includes 383,820 shares owned by HAGC Partners L.P. and 66,667 shares owned by Allen & Company LLC, as to which Mr. Herbert A. Allen III shares voting and disposition authority. Also includes outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2007. Mr. Allen disclaims beneficial ownership of the shares held by HAGC Partners L.P. and Allen & Company LLC, except to the extent of his pecuniary interest therein. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Herbert A. Allen III may be considered a “group,” as such term is defined by Section 13(d).

(9)	Includes outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2007. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates.

(10)	Represents outstanding options to purchase 29,667 shares, which were exercisable on or within 60 days of April 30, 2007.

(11)	Includes 257,000 shares held by a family trust and 113,333 shares held by Keough Partners L.P., as to which Mr. Keough shares voting and disposition authority, and outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2007. Mr. Keough disclaims beneficial ownership of the securities held by the family trust and Keough Partners L.P., entities established for the benefit of his family. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen and certain of their affiliates, who together with Mr. Keough may be considered a “group,” as such term is defined by Section 13(d).

(12)	Represents outstanding options to purchase 4,167 shares, which were exercisable on or within 60 days of April 30, 2007.

(13)	Includes outstanding options to purchase 4,167 shares, which were exercisable on or within 60 days of April 30, 2007.

(14)	Includes outstanding options to purchase 60,833 shares, which were exercisable on or within 60 days of April 30, 2007.

(15)	Represents outstanding options to purchase 80,833 shares, which were exercisable on or within 60 days of April 30, 2007.

(16)	Represents outstanding options to purchase 4,167 shares, which were exercisable on or within 60 days of April 30, 2007.

(17)	Represents outstanding options to purchase 4,167 shares, which were exercisable on or within 60 days of April 30, 2007.

(18)	Includes outstanding options to purchase 1,273,450 shares, which were exercisable on or within 60 days of April 30, 2007 and 101,325 shares of common stock vesting within 60 days of April 30, 2007 pursuant to Mr. Condo’s deferred stock agreement. In accordance with the terms of the deferred stock agreement, 150,000 shares vested on May 20, 2006 and the Company withheld 48,675 of the shares to fulfill Mr. Condo’s tax obligation with respect to the award.

(19)	Represents outstanding options to purchase 37,498 shares, which were exercisable on or within 60 days of April 30, 2007.

(20)	Represents outstanding options to purchase 187,500 shares, which were exercisable on or within 60 days of April 30, 2007.

(21)	Includes outstanding options to purchase 2,707,282 shares, which were exercisable on or within 60 days of April 30, 2007 and 101,325 shares of common stock constituting a portion of a grant of deferred shares to Mr. Condo which vest within 60 days of April 30, 2007 (See footnote (18)). Also includes the shares held by the entities described in footnotes (7), (8) and (11) above deemed to be beneficially owned by Herbert A. Allen, Herbert A. Allen III and Donald R. Keough, respectively.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of three independent directors under the applicable rules of the SEC and Nasdaq. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the independent registered public accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2007 for filing with the SEC. Each year, the Audit Committee recommends to the Board of Directors the selection of Convera’s independent registered public accounting firm. The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

This report is submitted by the members of the Fiscal Year 2007 Audit Committee.

Jeffrey White (Chairman)
Eli S. Jacobs
Carl J. Rickertsen

Independent Registered Public Accounting Firm and Fees

On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the fiscal years ended January 31, 2007 and 2006.

	2007	2006

Audit Fees(1)	$640,000	$759,021
Audit-Related Fees(2)	210,122	18,430
Tax Fees(3)	—	1,500
All Other Fees	—	—

Total	$850,122	$778,951

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, management’s report on internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees generally include fees for audits of the Company’s benefit plans, accounting advisory fees related to transactions impacting the Company’s financial statements and auditor consents required to be included in certain filings with the SEC.

(3)	Tax fees principally included tax advisory fees and tax compliance fees.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 2006 to January 31, 2007, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with on a timely basis except for Form 4s filed by Patrick Condo on March 24, 2006, March 31, 2006 and June 2, 2006.

Stockholder Proposals To Be Presented At Next Annual Meeting

In order to be considered for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting, stockholder proposals for such meeting must be received by the Company at its principal office no later than February 18, 2008 and must satisfy the conditions established by the SEC for stockholder proposals. If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than April 14, 2008. As to all such matters which the Company does not have notice on or prior to April 14, 2008, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2008 Annual Meeting to vote on such proposal.

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.

However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company’s Investor Relations Department at the Company’s principal place of business noted above. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as described above.

OTHER MATTERS

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Discretionary Authority

The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

By Order of the Board of Directors,

/s/  Matthew G. Jones

Matthew G. Jones
Chief Financial Officer, Treasurer & Secretary

Dated: May 31, 2007

PROXY	CONVERA CORPORATION PROXY	PROXY
1921 GALLOWS ROAD, SUITE 200
VIENNA, VIRGINIA 22182
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned holder of Common Stock of Convera Corporation (the “Company”) hereby constitutes and appoints Patrick C. Condo and Matthew G. Jones and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22181 on Tuesday, July 24, 2007 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.
Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.
Receipt is acknowledged of the Notice of Annual Meeting of Stockholders dated May 31, 2007 and the Proxy Statement accompanying said notice.
Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be a vote FOR Item I on the reverse side.
(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE [X]
1. Election of the following twelve (12) nominees to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

Nominees:
[__]	FOR ALL NOMINEES	Ronald J. Whittier	(__)
		Herbert A. Allen	(__)
[__]	WITHHOLD AUTHORITY	Herbert A. Allen III	(__)
	FOR ALL NOMINEES	Patrick C. Condo	(__)
		John C. Botts	(__)
[__]	FOR ALL EXCEPT	Eli S. Jacobs	(__)
	(See instructions below)	Donald R. Keough	(__)
		Ajay Menon	(__)
		Sydney Pollack	(__)
		Carl J. Rickertsen	(__)
		Jeffrey White	(__)
		Alexander F. Parker	(__)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.(X)
2. In their discretion, to vote upon such other matters as may properly come before the meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [__]

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.